Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Wilmot H. Kidd, Chief Executive Officer of Central Securities Corporation (the “Corporation”), certify that:

1.	The Corporation’s periodic report on Form N-CSR for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

August 9, 2018	/s/ Wilmot H. Kidd
Date	Wilmot H. Kidd
Chief Executive Officer

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Lawrence P. Vogel, Treasurer of Central Securities Corporation (the “Corporation”), certify that:

1.	The Corporation’s periodic report on Form N-CSR for the period ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

August 9, 2018	/s/ Lawrence P. Vogel
Date	Lawrence P. Vogel
Vice President and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request